Exhibit 99.1

Media Relations:	Investor Relations:
Tori Hall	Bob Yedid
LipoScience, Inc.	ICR, Inc.
(919) 256-1046	(646) 277-1250
tori.hall@liposcience.com	bob.yedid@icrinc.com

LIPOSCIENCE ANNOUNCES CASH MANAGEMENT ACTIONS

RALEIGH, N.C. - May 5, 2014 - In a proactive effort to manage its cash, LipoScience, Inc. (NASDAQ: LPDX) today announced a reduction in workforce. This announcement represents the latest step in the Company's efforts to streamline its operations and further manage its operating costs. The action, taken in response to the Company’s March 28, 2014 decision to terminate its contract with Health Diagnostic Laboratory, resulted in a reduction of approximately 22 positions across the Company.

“This workforce reduction was a very difficult decision for our Company, but a necessary one in order to streamline our operations company-wide. We remain grateful for all of our employees and these 22 individuals who have made a contribution to the Company. We recognize the consequences of this workforce reduction on their lives. As such, we have established severance and outplacement assistance for those employees affected by this action,” said Howard Doran, President and Chief Executive Officer of LipoScience.

About LipoScience, Inc.
LipoScience, Inc. (Nasdaq: LPDX) is pioneering a new field of personalized diagnostics based on nuclear magnetic resonance (NMR) technology. The NMR LipoProfile® test, the Company’s first proprietary test, is an FDA-cleared blood test that directly quantifies LDL particles and provides physicians and their patients with actionable information to personalize management of heart disease. To date, more than 11 million NMR LipoProfile tests have been ordered. LipoScience is striving toward the NMR LipoProfile test becoming the preferred choice by physicians for the management of cardiovascular disease.
The Vantera® Clinical Analyzer is the first FDA-cleared platform that utilizes NMR technology. Its ease of use and quick turnaround time helps maximize efficiency and throughput in the clinical laboratory. For further information on LipoScience, please visit www.liposcience.com and www.theparticletest.com.

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LipoScience, Inc 2500 Sumner Blvd, Raleigh, NC 27616 (919) 212-1999 liposcience.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange and Exchange Act of 1934, as amended, that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "estimate," "anticipate" or other comparable terms. Forward-looking statements in this press release may address the following subjects among others: our industry, business strategy, goals and expectations concerning our future operations, performance or results, profitability, capital expenditures, liquidity and capital resources, timing or anticipated results of our FDA submissions and other financial and operating information. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward -looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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LipoScience, Inc 2500 Sumner Blvd, Raleigh, NC 27616 (919) 212-1999 liposcience.com